SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 5, 2007

MOTIVE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-31409	74-2834515
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12515 Research Boulevard, Building 5 Austin, Texas	78759-2220
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number including area code: (512) 339-8335

Not Applicable

(Former name or former address if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Agreements in Principle to Settle Two Pending Lawsuits

On November 5, 2007, Motive, Inc. (the “Company”) announced that it had reached separate agreements in principle to settle a securities class action lawsuit pending in the U.S. District Court for the Western District of Texas (In re Motive, Inc. Securities Litigation, Case No. A-05-CA-923-LY), and a shareholder derivative lawsuit pending in the same court (Adair v. Harmon, et al., Case No. A-06-CA-017-LY). In connection with the settlement of the securities class action suit, the Company will pay to plaintiffs, for the benefit of the class members, $4.5 million in cash from insurance proceeds, $2.5 million in Company cash and 2.5 million newly issued shares of the Company’s common stock. These shares will be held in escrow until such time as they can be distributed to the class members in accordance with an escrow agreement and applicable securities laws, which may be a considerable period of time. In connection with the settlement of the shareholder derivative suit, the Company has agreed to certain corporate governance measures and has agreed to pay plaintiffs’ attorneys fees of $100,000 plus costs.

The proposed settlements are conditioned upon the finalization of appropriate settlement documents, approval by the court and other contingencies that are beyond the control of the Company. There is no assurance that these settlements will be completed. If the settlement of either suit is not completed, the parties to that suit may attempt to reach agreement on alternative settlement terms or resume litigation. A copy of the related press release issued by the Company on November 5, 2007 is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Engagement of Financial Advisor

On November 6, 2007, the Company issued a press release announcing the engagement of Thomas Weisel Partners as the Company’s financial advisor to assist in evaluating strategic alternatives to maximize stockholder value, including a possible sale or business combination transaction. A copy of the press release is attached hereto as Exhibit 99.2 and incorporated by reference herein.

Forward-Looking Statement Disclaimer

This Form 8-K contains certain forward looking statements, within the meaning of the federal securities laws, which are identified by the use of the words “believes”, “expects”, “anticipates”, “will”, “contemplates”, “would”, “should”, “may”, “estimate”, “intend”, “plan” and similar expressions that contemplate future events. These forward-looking statements are subject to risks and uncertainties that could cause our actual results or performance to differ materially from that indicated in the forward-looking statements. These risks and uncertainties include, but are not limited to, our ability to complete the settlements described above and those additional risk factors and uncertainties disclosed in the press releases attached as Exhibits to this Form 8-K and in our other filings with the SEC, which are available at www.sec.gov. Statements included in this Form 8-K are based upon information known to us as of the date of this Form 8-K, and we assume no obligation to update any information contained in this Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release dated November 5, 2007.

99.2	Press release dated November 6, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOTIVE, INC.

Date: November 6, 2007	By:	/s/ Mike Fitzpatrick
Mike Fitzpatrick
Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT NUMBER	DESCRIPTION

99.1	Press release dated November 5, 2007.

99.2	Press release dated November 6, 2007.